                                                                   EXHIBIT 99.5

PANENERGY CORP AND SUBSIDIARIES
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA


                                                                                      YEARS ENDED DECEMBER 31
                                                           ----------------------------------------------------------------------
              MILLIONS, EXCEPT PER SHARE AMOUNTS              1996             1995          1994          1993            1992
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
INCOME        OPERATING REVENUES                           $ 7,536.8        $ 4,967.5     $ 4,585.1    $ 4,302.0        $3,881.3(1)
              COSTS AND EXPENSES
                 Natural gas, petroleum products
                   and power purchased                       5,523.6          3,131.2       2,829.4      2,575.6         2,058.9
                 Operating and maintenance                     605.4            598.4         570.6        663.8(2)        577.1
                 Depreciation and amortization                 297.2            279.0         257.0        250.8           258.9
                 Other costs and expenses                      353.0(3)         290.2         342.8(4)     320.0           337.9
                                                           ---------------------------------------------------------------------
              OPERATING INCOME                             $   757.6        $   668.7     $   585.3    $   491.8        $  648.5
              EARNINGS BEFORE INTEREST AND TAX             $   814.5        $   735.1     $   615.2    $   553.4        $  636.7
              INTEREST EXPENSE                             $   225.1        $   233.7     $   228.6    $   262.9        $  299.0(1)
              INCOME BEFORE EXTRAORDINARY ITEM             $   361.1(3)     $   303.6     $   225.2(4) $   171.6(2),(6) $  202.0(1)
              NET INCOME                                   $   344.4(3),(5) $   303.6     $   225.2(4) $   171.6(2),(6) $  202.0(1)
              AVERAGE COMMON SHARES OUTSTANDING                150.9            149.7         148.7        142.4(7)        134.6
              EARNINGS PER COMMON SHARE
                 Before extraordinary item                 $    2.39        $    2.03     $    1.51    $    1.21        $   1.50
                 Total                                     $    2.28        $    2.03     $    1.51    $    1.21        $   1.50
              DIVIDENDS PER COMMON SHARE                   $   0.945        $   0.885     $    0.84    $    0.80        $   0.80
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BALANCE       PLANT, PROPERTY AND EQUIPMENT                $ 8,822.5        $ 8,400.7     $ 8,039.9    $ 7,523.4        $7,360.2
SHEET         Accumulated depreciation and amortization     (3,365.8)        (3,250.9)     (3,032.1)    (2,826.7)       (2,753.8)
                                                           ---------------------------------------------------------------------
              Net plant, property and equipment            $ 5,456.7        $ 5,149.8     $ 5,007.8    $ 4,696.7        $4,606.4
              TOTAL ASSETS                                 $ 8,567.8        $ 7,627.3     $ 7,507.5    $ 7,607.8        $7,714.9
              CAPITAL STRUCTURE
                 Long-term debt, including
                   current maturities                      $ 2,085.3        $ 2,271.2     $ 2,367.8    $ 2,152.0        $2,811.9
                 Short-term issues                             354.1            145.0          --           18.4            41.7
                 Common stockholders' equity                 2,452.5          2,227.3       2,035.2      1,879.4         1,556.8
                                                           ---------------------------------------------------------------------
              TOTAL CAPITALIZATION                         $ 4,891.9        $ 4,643.5     $ 4,403.0    $ 4,049.8        $4,410.4
              BOOK VALUE PER COMMON SHARE                  $   16.23        $   14.83     $   13.65    $   12.73        $  11.47
              DEBT TO CAPITALIZATION RATIO                       50%              52%           54%          54%             65%
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CASH          OPERATING CASH FLOW                          $   843.8        $   573.1     $   448.0     $  769.5        $  147.6
FLOWS         CAPITAL EXPENDITURES                         $   663.3        $   433.1     $   555.3     $  366.8        $  356.0
              Investment expenditures                           89.9              9.2           8.4         --               1.8
                                                           ---------------------------------------------------------------------
              Total                                        $   753.2        $   442.3     $   563.7     $  366.8        $  357.8
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OPERATING(8)  NATURAL GAS TRANSMISSION VOLUMES, TBTU           2,939            2,703         2,577        2,475           2,450
              ENERGY SERVICES VOLUMES
                 Natural gas gathered/processed, TBtu/d          2.9              1.9           1.6          1.4             1.2
                 Natural gas marketed, TBtu/d                    5.5              3.6           2.7          2.1             1.7
                 NGL production, MBbl/d                         76.5             54.8          49.4         42.0            32.6
                 Electricity marketed, GWh                     4,229              513           --         --              --
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


(1) Includes revenues for the LNG project settlement of $88.6 million and $17.5 million in reduced interest expense ($57.7 million after tax).

(2) Includes a $100 million charge ($60.2 million after tax) reflecting TETCO's settlement of Order 636 implementation and other issues.

(3) Includes expenses incurred of $7.6 million (before and after tax) for the pending merger with Duke Power Company.

(4) Includes nonrecurring expenses of $16.2 million ($14.2 million after tax) for the Associated Natural Gas Corporation merger.

(5) Includes an extraordinary charge of $16.7 million (net of income tax of $10.3 million) resulting from the early retirement of debt.

(6) Includes a gain of $48.2 million ($28.7 million after tax) resulting from the sale of a partial interest in Northern Border Partners, L.P.

(7)  Includes the issuance of 10 million shares of common stock in June 1993.

(8) Units of measure used are trillion British thermal units (TBtu), trillion British thermal units per day (TBtu/d), thousand barrels per day (MBbl/d) and gigawatt-hours (GWh), as applicable.



            See the Notes to Consolidated Financial Statements for a
                     discussion of material contingencies